UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020
_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)
11250 Waples Mill Road, South Tower 210, Fairfax, Virginia (Address of Principal Executive Office)		22030 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	WYY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2020, WidePoint Corporation (the “Company”) entered into employment agreements with each of Jin Kang, its Chief Executive Officer, Jason Holloway, its Executive Vice President, Chief Sales and Marketing Officer and Chief Executive Officer and President of WidePoint Cybersecurity Solutions Corporation, and Kellie H. Kim, its Chief Financial Officer.

Mr. Kang entered into a four year employment agreement, effective January 1, 2020, providing the following: (i) an annual base salary of $350,000 with annual increases approved by the Compensation Committee of the Board of Directors; (ii) an annual target bonus opportunity equal to 50% of the base salary (with a maximum of 100% of base salary) based on the Company achieving performance goals determined by the Compensation Committee of the Board of Directors (payable one-half in cash and one-half inrestricted common stock of the Company); (iii) a restricted stock grant of 200,000 shares of common stock, (iv) participation in the Company’s employee benefit plans and (v) four (4) weeks of vacation. The employment agreement contains severance provisions which provide that upon the termination of his employment without Cause (as described in the employment agreement) or his voluntary resignation for a Good Reason (as described in the employment agreement), Mr. Kang will receive severance compensation payable in a lump-sum of cash equal to twelve (12) months of base salary and a pro rata bonus amount. The employment agreement further provides that if within 90 days prior to or two years after a change in control of the Company there occurs any termination of Mr. Kang for any reason other than for Cause or a voluntary resignation without a Good Reason, then the Company will be required to pay to Mr. Kang a one-time severance payment equal twelve (12) months base salary and a pro rata bonus.

The employment agreement for Mr. Holloway is the same as Mr. Kang’s, except that it provides for an annual base salary of $265,000 and a restricted stock grant of 100,000 shares of common stock. The employment agreement for Ms. Kim is also the same as Mr. Kang’s, except that it provides for: (i) an annual base salary of $250,000; (ii) a restricted stock grant of 100,000 shares and (iii) it contains severance provisions which provide that upon the termination of her employment without Cause (as described in the employment agreement) or her voluntary resignation for a Good Reason (as described in the employment agreement), severance compensation payable in a lump-sum of cash equal six (6) month’s base salary (increasing to twelve (12) months of base salary if terminated after the first year) and a pro rata bonus amount.

A copy of each of the employment agreements are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and the foregoing descriptions are qualified by reference to the full text thereof.

  Item 9.01(d)  Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement with Jin Kang
Exhibit 10.2	Employment Agreement with Jason Holloway
Exhibit 10.3	Employment Agreement with Kellie Kim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: May 4, 2020	By:	/s/ Jin Kang
Jin Kang
Chief Executive Officer